Exhibit 6



                                                               December 31, 2005


IDB Holding Corporation Ltd.
The Triangular Tower, 44th Floor
3 Azrieli Center
Tel-Aviv, 67023
Israel

Gentlemen,

     Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees that IDB Holding Corporation Ltd. ("IDB Holding") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13D or
Schedule 13G and any amendments thereto in respect of shares of SAIFUN SEMICONDUCTORS LTD. purchased, owned or sold from time to time by the undersigned.

     IDB Holding is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13D or Schedule 13G or any amendments thereto.





                                                               Very truly yours,



                                                                   (signed)
                                                                  Ruth Manor


A g r e e d:



         (signed)
____________________________
IDB Holding Corporation Ltd.